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                                  EXHIBIT 24.4

                                POWER OF ATTORNEY

      I, Christine A. Jacobs, in respect of my position(s) as a director, officer and/or any equivalent governance position of the following direct and indirect subsidiaries of NRG Energy, Inc.: Indian River Operations Inc., NRG Arthur Kill Operations Inc., NRG Astoria Gas Turbine Operations Inc., NRG Cabrillo Power Operations Inc., NRG Cadillac Operations Inc., NRG Devon Operations Inc., NRG Dunkirk Operations Inc., NRG El Segundo Operations Inc., NRG Huntley Operations Inc., NRG Middletown Operations Inc., NRG Montville Operations Inc., NRG North Central Operations Inc., NRG Norwalk Harbor Operations Inc., NRG Operating Services, Inc., NRG Saguaro Operations Inc., NRG South Central Operations Inc., Somerset Operations Inc. and Vienna Operations Inc. (together with any additional direct or indirect subsidiaries of NRG Energy, Inc. for which I may subsequently become a director, officer or equivalent governance position holder, the "NRG Companies"), hereby constitute and appoint each of Tanuja M. Dehne, George P. Schaefer and Timothy W.J. O'Brien or any of them, each acting alone, as my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities, to sign any and all documents on my behalf in connection with NRG Energy, Inc.'s (and the NRG Companies' (as Co-Registrants)) Registration Statement on Form S-4, Registration No. 333-120205 filed on November 3, 2004 (including all pre-effective and post-effective amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



/s/ Christine A. Jacobs                                    Date: June 8, 2005
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Christine A. Jacobs